Exhibit 99.2

EXHIBIT 2

JOINT FILING UNDERTAKING

The undersigned, being authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13G to evidence the agreement of the below-named parties, in accordance with rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule, as it may be amended, jointly on behalf of each of such parties.

Dated: February 5, 2016

/s/ Erik E. Bergstrom
Erik E. Bergstrom

/s/ Edith H. Bergstrom
Edith H. Bergstrom

Erik E. Bergstrom Living Trust U/A Dated 12/6/74

By:	/s/ Erik E. Bergstrom
Erik E. Bergstrom
Trustee

Edith H. Bergstrom Living Trust U/A Dated 12/6/74

By:	/s/ Edith H. Bergstrom
Edith H. Bergstrom
Trustee

Erik E. and Edith H. Bergstrom Foundation, a Charitable Trust

By:	/s/ Erik E. Bergstrom
Erik E. Bergstrom
Trustee